Principal Life Insurance Company

May 1, 2002

Mr. Ralph C. Eucher
President
Principal Variable Contracts Fund, Inc.
The Principal Financial Group
Des Moines, IA 50392-0200

Dear Mr. Eucher

Principal Life Insurance Company intends to purchase 200,000 shares of Common Stock of Principal Variable Contracts Fund, Inc. -- LargeCap Value Account, par value $.01 per share (the "Shares") at $10.00 per share. In connection with such purchase, Principal Mutual Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resale, distribution or redemption.

PRINCIPAL LIFE INSURANCE COMPANY

/s/ Michael D. Roughton
By ____________________________
Michael D. Roughton

Principal Life Insurance Company

May 1, 2002

Mr. Ralph C. Eucher
President
Principal Variable Contracts Fund, Inc.
The Principal Financial Group
Des Moines, IA 50392-0200

Dear Mr. Eucher

Principal Life Insurance Company intends to purchase 200,000 shares of Common Stock of Principal Variable Contracts Fund, Inc. -- LargeCap Blend Account, par value $.01 per share (the "Shares") at $10.00 per share. In connection with such purchase, Principal Mutual Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resale, distribution or redemption.

PRINCIPAL LIFE INSURANCE COMPANY

/s/ Michael D. Roughton
By ____________________________
Michael D. Roughton